Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE	CONTACT:	BRIEN M. CHASE, CFO
MARCH 12, 2014		304-525-1600

PREMIER FINANCIAL BANCORP, INC.
ANNOUNCES 28% INCREASE IN 2013 NET INCOME

PREMIER FINANCIAL BANCORP, INC. (PREMIER), HUNTINGTON, WEST VIRGINIA (NASDAQ/GMS-PFBI), a $1.1 billion bank holding company with two bank subsidiaries, announced its financial results for the 2013 calendar year.  Premier realized record annual net income of $13,229,000 ($1.49 per diluted share) during the year ending December 31, 2013, a 28.2% increase from the $10,323,000 ($1.24 per diluted share) reported for the year ending December 31, 2012.  The increase in net income in 2013 was largely due to a decrease in the provision for loan losses and a decrease in operating expenses when compared to 2012 results.  These items more than offset a decrease in interest income and non-interest income.

Net interest income for the year ending December 31, 2013 totaled $43.695 million, compared to $43.999 million of net interest income earned during 2012, a decrease of $304,000, or 0.7%.  Total interest income in 2013 decreased by $1.965 million, or 3.9%, when compared to 2012, largely due to a $1.044 million, or 14.6%, decrease in interest income on investments and a $931,000, or 2.2%, decrease in interest income on loans.  The decrease in total interest income was substantially offset by a $1.661 million, or 25.8%, decrease in total interest expense.  The decrease in total interest expense was largely due to a $1.465 million, or 26.4%, decrease in interest expense on deposits as well as a $39,000 decrease in interest expense on FHLB advances at the subsidiary banks, a $53,000 decrease in interest expense on federal funds purchased and repurchase agreements, and a $104,000 decrease in interest expense on other borrowings at the parent company.

During 2013, Premier recorded a $375,000 negative provision for loan losses compared to $4.260 million of provision for loan losses recorded during 2012, which had the effect of adding $4.635 million to income before income taxes.  During 2013, Premier received substantial principal payments and payoffs on loans classified as impaired which resulted in the direct reduction of the estimated required allowance on impaired loans.  These reductions exceeded the estimated additional provision for loan losses needed to provide for the loan growth realized in 2013.  The result was a net $375,000 negative provision for loan losses for the 2013 calendar year.  Provision expense in 2012 was largely to provide for loans identified as impaired under Premier’s internal analyses of evaluating credit risk as management monitored the extended decline in economic conditions and the related impact on borrowers’ repayment abilities.  As the pace of economic recovery continues to be sluggish in Premier’s markets, the ability of borrowers to consistently make their loan payments is increasingly being tested.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.  Net charge-offs in 2013 decreased by $2.5 million due to a higher level of charged-off loans in 2012 and a higher level of recoveries of charged-off loans collected in 2013.

Net overhead costs (non-interest expenses less non-interest income) for the calendar year 2013 totaled $24.850 million compared to $26.751 million in the year 2012.  The $1.901 million decrease in net overhead costs when compared to 2012 is largely attributable to a decrease in operating expenses partially offset by a decrease in non-interest income.  Non-interest income decreased by $202,000, or 3.1%, in 2013 when compared to 2012 as a $186,000, or 5.3%, decrease in service charges on deposit accounts and a $55,000, or 17.7%, decrease in income from selling mortgages in the secondary market was partially offset by a $38,000, or 5.8%, increase in other sources of non-interest income.  More than offsetting the decrease in non-interest income, non-interest expenses decreased by $2.103 million, or 6.3%, in 2013 compared to 2012, largely due to a $661,000, or 26.3%, decrease in expenses related to foreclosed properties (other real estate owned “OREO”), a $769,000, or 65.1%, decrease in loan collection costs, and a $281,000, or 23.8%, decrease in professional fees.  Other decreases in operating expenses include a $215,000, or 4.7% decrease in occupancy and equipment expenses, a $76,000, or 0.5%, decrease in staff costs, a $72,000, or 10.7%, decrease in intangible asset amortization and a $46,000, or 10.7%, decrease in supplies expense.  These expense decreases were partially offset by a $19,000, or 2.8%, increase in taxes not on income and a $26,000, or 3.2%, increase in FDIC insurance expense.

Not included in net overhead costs, but certainly improving the net income for each year, Premier also realized $1.413 million of gains on early calls and sales of investment securities in 2013 compared to $545,000 in gains on the early call of two investment securities during 2012.  Premier also recognized a $2.463 million gain on the sale of a loan on non-accrual status during 2012.

President and CEO Robert W. Walker commented, “Our financial results in 2013 provided further evidence of our company’s vibrancy and profitability.  Our net interest margin for 2013 remained above peer level at 4.26% compared to 4.25% in 2012.  Our loan portfolio grew for the second year in a row, this year by over $36.1 million or 5.1% compared to December 31, 2012.  At the same time, our non-accrual loans decreased by $9.2 million, or 35.5%, to $16.6 million at December 31, 2013 following a $16.5 million decrease in non-accrual loans during 2012.  At the same time, loans charged-off decreased from $3.2 million in 2012 to $909,000 during 2013 while recoveries of loans charged-off increased from $586,000 in 2012 to $823,000 during 2013.  As a result we were able to reverse some of the allowance for loan losses into income, recording a $375,000 negative provision for loan losses for the calendar year 2013 compared to $4.26 million of provision expense in 2012.  Additionally, our net operating cost improved as a result of carrying a lower level of problem assets.  Non-interest expenses decreased by $2.1 million in 2013 when compared to 2012 results, largely due to a $661,000, or 26.3% decrease in expenses related to foreclosed properties and a $769,000, or 65.1%, decrease in loan collection costs.  The stock market has also recognized our improved financial performance as our stock price has increased from $10.83 at the end of 2012 to $14.15 at December 31, 2013.  Finally, I would be remiss if I did not mention the recently announced increase in our quarterly common stock dividend and our pending acquisition of the $165 million Bank of Gassaway in central West Virginia.  While Premier’s future results will still be subject to the strengths and weaknesses of our local and national economy, we continue to be excited about our future and look forward to meeting its challenges.”

For the quarter ending December 31, 2013, Premier realized net income of $3,690,000 compared to $2,990,000 of net income reported for the fourth quarter of 2012.  On a diluted per share basis, Premier earned $0.41 during the fourth quarter of 2013 compared to $0.34 reported for the fourth quarter of 2012.  The increase in quarterly earnings in 2013 was primarily the result of a decrease in the provision for loan losses, a decrease in operating expenses and an increase in net interest income which more than offset a decrease in gains on the disposition of assets and a decrease in non-interest income.

Net interest income for the quarter ending December 31, 2013 totaled $10.435 million, compared to $10.256 million of net interest income earned in the fourth quarter of 2012.  When compared to the fourth quarter of 2012, net interest income increased in 2013 by $179,000, or 1.7%, as a $137,000 decrease in interest income was more than offset by a $316,000 decrease in interest expense.  Total interest income earned in the fourth quarter of 2013 decreased when compared to the fourth quarter of 2012, largely due to a $253,000, or 15.3%, decrease in interest income earned on investments partially offset by a $111,000, or 1.1%, increase in interest income on loans.  More than offsetting the decrease in total interest income was a decrease in total interest expense in the fourth quarter of 2013 when compared to the fourth quarter of 2012, largely due to a $279,000, or 22.7%, decrease in interest expense on deposits and a $28,000, or 15.5%, decrease in interest expense on other borrowings.

During the quarter ending December 31, 2013, Premier recorded $925,000 of negative provision for loan losses compared to $1.3 million of provision expense during the same quarter of 2012, a $2.225 million increase to income before income taxes.  The negative provision expense recorded in the fourth quarter of 2013 was due to the payoff of a loan previously classified as impaired and principal payments on other loans classified as impaired, all of which had lower specific allocations of the allowance for loan losses at year-end.  The provision expense in the fourth quarter of 2012 was largely to provide for an increase in specific reserve allocations on loans identified as impaired under Premier’s internal analyses of evaluating credit risk as management monitors the extended decline in economic conditions and the related impact on borrowers’ repayment abilities.  The amount of future provisions for loan losses will depend on any future improvement or further deterioration in the estimated credit risk in the loan portfolio as well as whether additional payments are received on loans previously identified as having significant credit risk.

Net overhead costs for the quarter ending December 31, 2013 totaled $6.839 million compared to $6.999 million in the fourth quarter of 2012.  The $160,000 decrease in net overhead, when compared to the fourth quarter of 2012, is largely attributable to a $314,000 decrease in non-interest expenses which more than offset a $154,000 decrease in non-interest income.   The $314,000 decrease in non-interest expenses was largely due to a $538,000, or 32.9%, decrease in OREO expenses, a $107,000, or 76.4%, decrease in loan collection expenses and a $173,000, or 63.6%, decrease in professional fees.  Other decreases in non-interest expenses include a $22,000 decrease in occupancy and equipment expense, a $21,000 decrease in supplies expense and a $15,000 decrease in FDIC insurance costs.  These overall decreases more than offset a $287,000, or 8.0%, increase in staff costs, a $77,000, or 9.8%, increase in data processing costs, a $39,000, or 28.9%, increase in taxes not on income and a $142,000, or 25.2%, increase in other operating expenses.  Non-interest income decreased by $154,000,or 9.0%, in the fourth quarter of 2013 when compared to the fourth quarter of 2012 as a $83,000, or 9.0%, decrease in service charges on deposit accounts and a $64,000, or 58.7%, decrease in secondary market mortgage income was only partially offset by a $12,000, or 2.4%, increase in electronic banking income.

Not included in net overhead costs, but certainly improving the net income in the fourth quarter of each year, Premier also realized a $1.193 million gain on the sale of investment securities during the fourth quarter of 2013 compared to a $273,000 gain on the early call of an investment security during the fourth quarter of 2012.  In the fourth quarter of 2012, Premier also recognized a $2.463 million gain on the sale of a loan on non-accrual status.

Total assets as of December 31, 2013 decreased by $20.6 million, or 1.8%, from the 1.121 billion of total assets at year-end 2012.  The decrease in total assets since year-end 2012 is largely due to a $65.9 million decrease in investment securities that helped Premier to fund the $36.1 million, or 5.1%, of loan growth in 2013, the $6.6 million, or 0.7%, decrease in total deposits, the $14.8 million decrease in repurchase agreements and the $2.2 million, or 14.0%, decrease in outstanding borrowings at the parent company in 2013.  Total deposits decreased by $6.6 million in 2013 as an $18.7 million, or 2.5%, decrease in interest-bearing deposits was partially offset by a $12.1 million, or 6.1%, increase in noninterest-bearing deposits.  On the asset side of the balance sheet, liquid assets, such as cash, bank balances and federal funds sold, increased by $6.5 million, or 9.3%, as proceeds from maturing investments were temporarily held in liquid assets in anticipation of future loan growth.  Total loans outstanding increased by $36.1 million, or 5.1%, since year-end 2012.  Beginning with the second half of 2012, Premier has experienced an increase in loan demand, particularly in the more resilient economic areas that Premier serves such as north central West Virginia and the Washington DC metro area.

Stockholders’ equity of $146.9 million equaled 13.4% of total assets at December 31, 2013, which compares to stockholders’ equity of $144.3 million, or 12.9% of total assets at December 31, 2012.  The increase in stockholders’ equity is largely due to the $13.2 million of reported net income during 2013, which was substantially offset by a $7.2 million, net of tax, decrease in the fair value of the investment portfolio available for sale.  Premier also paid $3.5 million of common stock dividends and $600,000 of preferred stock dividends during 2013.

Certain Statements contained in this news release, including without limitation statements including the word "believes," "anticipates," "intends," "expects" or words of similar import, constitute "forward-looking statements" within the meaning of section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from any future results, performance or achievements of Premier expressed or implied by such forward-looking statements. Such factors include, among others, general economic and business conditions, changes in business strategy or development plans and other factors referenced in this press release. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. Premier disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

Following is a summary of the financial highlights for Premier as of and for the periods ending December 31, 2013.

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights
Dollars in Thousands (except per share data)

	For the Quarter Ended		For the Year Ended
	Dec 31	Dec 31	Dec 31	Dec 31
	2013	2012	2013	2012
Interest Income	11,546	11,683	48,470	50,435
Interest Expense	1,111	1,427	4,775	6,436
Net Interest Income	10,435	10,256	43,695	43,999
Provision for Loan Losses	(925)	1,300	(375)	4,260
Net Interest Income after Provision	11,360	8,956	44,070	39,739
Non-Interest Income	1,555	1,709	6,319	6,521
Gain on Sale of Assets	1,193	2,735	1,413	3,008
Non-Interest Expenses	8,394	8,708	31,169	33,272
Income Before Taxes	5,714	4,692	20,633	15,996
Income Taxes	2,024	1,702	7,404	5,673
NET INCOME	3,690	2,990	13,229	10,323
Discount on Redemption of Preferred Stock	-	-	-	905
Preferred Stock Dividends and Accretion	(164)	(164)	(659)	(1,073)
Net Income Available to Common Stockholders	3,526	2,826	12,570	10,155

EARNINGS PER SHARE	0.44	0.36	1.57	1.28
DILUTED EARNINGS PER SHARE	0.41	0.34	1.49	1.24
DIVIDENDS PER SHARE	0.11	0.11	0.44	0.22

Charge-offs	314	668	909	3,153
Recoveries	94	101	823	586
Net charge-offs	220	567	86	2,567

PREMIER FINANCIAL BANCORP, INC.
Financial Highlights (continued)
Dollars in Thousands (except per share data)

	Balances as of
	December 31	December 31
	2013	2012
ASSETS
Cash and Due From Banks	27,378	32,473
Interest Bearing Bank Balances	36,606	33,536
Federal Funds Sold	12,777	4,236
Securities Available for Sale	218,066	283,975
Loans Held for Sale	77	200
Loans (net)	729,743	693,137
Other Real Estate Owned	13,524	13,366
Other Assets	30,012	27,268
Goodwill and Other Intangibles	31,996	32,596
TOTAL ASSETS	1,100,179	1,120,787

LIABILITIES & EQUITY
Deposits	924,023	930,583
Fed Funds/Repurchase Agreements	11,319	26,102
Other Borrowings	13,800	16,049
Other Liabilities	4,097	3,757
TOTAL LIABILITIES	953,239	976,491
Preferred Stockholders’ Equity	11,955	11,896
Common Stockholders’ Equity	134,985	132,400
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	1,100,179	1,120,787

TOTAL BOOK VALUE PER COMMON SHARE	16.79	16.63
Tangible Book Value per Common Share	12.81	12.53

Non-Accrual Loans	16,641	25,806
Loans 90 Days Past Due and Still Accruing	8,478	3,890